UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report) December 31, 2003

Pelican Financial, Inc.

(Exact name of registrant as specified in its charter)

Deleware	000-26601	58-2298215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3767 Ranchero Drive, Ann Arbor, Michigan		48108
(Address of principal executive offices)		(Zip Code)

734-662-9733
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Item 2.           Acquisition or Disposition of Assets

Effective December 31, 2003, Pelican Financial, Inc. distributed to each record holder of its common stock as of the close of business on December 22, 2003, one share of common stock of The Washtenaw Group, Inc., for each share of Pelican common stock owned.  The Pro Forma financial statements provided in this report include the balance sheet of Pelican as of September 30, 2003 and statements of income of Pelican for the periods ended September 30, 2003 and December 31, 2002, each as adjusted to give effect to the distribution.  The Pro Forma financial statements are intended to reflect the continuing operations of Pelican Financial during the periods presented.

Exhibit 99     Pro Forma Financial Statements

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pelican Financial, Inc.

Dated: January 12, 2004	/s/ Charles C. Huffman
Charles C. Huffman
President and Chief Executive Officer